UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 23, 2026, Outlook Therapeutics, Inc. (the “Company”) commenced a best-efforts public offering (the “Offering”) of its common stock and accompanying warrants to purchase shares of common stock. H.C. Wainwright & Co., LLC acted as exclusive placement agent (the “Placement Agent”) in connection with the Offering. In the Offering, the Company agreed to issue and sell (i) 20,000,000 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), and (ii) accompanying warrants to purchase up to an aggregate of 20,000,000 shares of Common Stock (the “Warrants”), with each share of Common Stock sold in the Offering accompanied by a Warrant to purchase one share of Common Stock. The combined public offering price of each share of Common Stock and accompanying Warrant is $0.25. The Company has entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of the investors in the Offering. The Offering closed on March 25, 2026.

The gross proceeds from the Offering, excluding the proceeds, if any, from the exercise of the Warrants and the Placement Agent Warrants (as defined below), were approximately $5.0 million, before deducting the placement agent fees and estimated offering expenses payable by the Company. The net proceeds from the Offering, after deducting placement agent fees and estimated offering expenses, were approximately $4.0 million.

Each Warrant has an initial exercise price per share of $0.25, subject to certain customary adjustments for recapitalizations, stock splits and similar actions. The Warrants are exercisable immediately and will expire five years from the date of issuance. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% or 9.99%, as applicable, of the Company's outstanding Common Stock immediately after exercise, which percentage may be changed at the holder's election upon 61 days' notice to the Company subject to the terms of the Warrants.

Pursuant to the Purchase Agreement, the Company agreed not to offer for sale, contract to sell, or sell any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to certain customary exceptions set forth therein. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions set forth therein.

Pursuant to an engagement letter (the “Engagement Letter”) dated March 11, 2026 with the Placement Agent, the Company has agreed to pay to the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering, (iii) up to $100,000 for fees and expenses of the Placement Agent’s counsel, (iv) a non-accountable expense allowance of $10,000, and (v) up to $15,950 for clearing expenses. In addition, under the Engagement Letter the Company issued to the Placement Agent (or its designees) warrants to purchase 1,400,000 shares of Common Stock, which is equal to 7.0% of the aggregate number of shares of Common Stock sold in the Offering (the “Placement Agent Warrants”). Each Placement Agent Warrant has an exercise price equal to $0.3125, which is 125% of the combined public offering price per share of Common Stock and accompanying Warrant. The Placement Agent Warrants are exercisable immediately and will expire five years from the commencement of sales of the securities in the Offering.

The Offering is being made pursuant to the Company's effective registration statement on Form S-3 (Registration Statement No. 333-278340) previously filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024 and which became effective on April 5, 2024, and a prospectus supplement thereunder.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and as of specific dates and were solely for the benefit of the parties to the Purchase Agreement.

The foregoing descriptions of the terms of the Purchase Agreement, the Warrants, and the Placement Agent Warrants are each qualified in their entirety by reference to the Purchase Agreement, the form of Warrant, and the form of Placement Agent Warrant, respectively, which are attached as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Cooley LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements relating to the Company's expectations regarding the Offering, the amount of proceeds expected from the Offering and the timing and completion of the Offering. These forward-looking statements are based upon the Company's current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the Offering and other risks detailed in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended September 30, 2025, as updated by the Company’s subsequent filings and in the prospectus supplement relating to the Offering. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Cooley LLP.
10.1	Form of Securities Purchase Agreement between Outlook Therapeutics, Inc. and the purchasers party thereto.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: March 25, 2026	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer